Exhibit 5.1

August 30, 2019

MUFG Securities Americas Inc.

1221 Avenue of the Americas

New York, New York 10020

Scotia Capital (USA) Inc.

250 Vesey Street

New York, New York 10281

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

And each of the other underwriters named in

Schedule A to the Purchase Agreement

Re:	Puget Sound Energy, Inc.

Ladies and Gentlemen:

We have acted as counsel to Puget Sound Energy, Inc., a Washington corporation (the “Company”) in connection with the issuance and sale by the Company of $450,000,000 principal amount of 3.250% Senior Notes due September 15, 2049 (referred to herein as the “Notes”), to be issued under and pursuant to the Indenture, dated as of December 1, 1997, as modified and supplemented from time to time (the “Note Indenture”), between the Company and U.S. Bank National Association, as successor to State Street Bank and Trust Company, as trustee (the “Note Trustee”). Prior to the Substitution Date (as defined in the Note Indenture), the Company’s obligations under the Notes will be secured by delivery to the Note Trustee, in trust for the benefit of the holders of the Notes, first mortgage bonds (the “Pledged Bonds”) to be issued under and pursuant to the Indenture of First Mortgage of the Company, dated as of June 2, 1924, to U.S. Bank National Association, as trustee (the “Mortgage Trustee”), as supplemented and amended from time to time, including particularly the Ninety-Second Supplemental Indenture, dated as of May 1, 2013 (the “Mortgage”).

The Notes will be sold and delivered by the Company pursuant to a Purchase Agreement dated August 19, 2019 (the “Purchase Agreement”), among the Company, MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc. and each of the other underwriters named in Schedule A to the Purchase Agreement, for whom MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and U.S. Bancorp Investments, Inc. are acting as representatives. The Company’s Registration Statement on Form S-3, as amended (File No. 333-232996) (the “Registration Statement”) was filed in accordance with Rule 415 under the

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Securities Act of 1933, as amended (the “Securities Act”), permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment or prospectus supplement which provides information relating to the terms of such securities and the manner of their distribution.

Any reference herein to the Registration Statement, the Base Prospectus, the Final Preliminary Prospectus and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the effective date of the Registration Statement or the issue date of the Base Prospectus, the Final Preliminary Prospectus or the Prospectus, as the case may be.

This opinion letter is being furnished to you pursuant to Section 5(b) of the Purchase Agreement. Capitalized terms used but not otherwise defined herein have the respective meanings assigned to such terms in the Purchase Agreement; provided, however, that, for purposes of this opinion, the Disclosure Package shall refer only to the following documents: (a) the Base Prospectus, (b) the Final Preliminary Prospectus and (c) the final term sheet prepared and filed pursuant to Section 3(b) of the Purchase Agreement.

A.	Documents and Matters Examined

In connection with this opinion letter, we have examined originals or copies of such documents, records, certificates of public officials (the “Public Authority Documents”) and certificates of officers and representatives of the Company and others, as we have considered necessary to provide a basis for the opinions expressed herein, including the following:

A-1	the Purchase Agreement;

A-2	the Note Indenture;

A-3	the Mortgage;

A-4	the Registration Statement; and

A-5	the Disclosure Package.

The documents listed in A-1 through A-5 are collectively referred to herein as the “Transaction Documents.”

As to matters of fact material to the opinions expressed herein, we have relied on (a) information in Public Authority Documents, and information provided in certificates of officers/representatives of the Company and others (and all opinions based thereon are as of the date of such documents and certificates, not as of the date of this opinion letter), and (b) the representations and warranties of the Company in the Transaction Documents. We have not independently verified the facts so relied on.

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B.	Assumptions

We have relied, without investigation, on the following assumptions:

B-1	Original documents reviewed by us are authentic, copies of original documents reviewed by us conform to the originals and all signatures on executed documents are genuine.

B-2	All individuals have sufficient legal capacity to perform their functions with respect to the Transaction Documents and the transaction contemplated by the Transaction Documents (the “Transaction”).

B-3

The Transaction Documents and the other documents reviewed by us are valid and binding obligations of each party thereto, other than the Company, enforceable against it in accordance with their terms. Each such party has complied with all legal requirements pertaining to its status relevant to its right to enforce the Transaction Documents against the Company.

B-4

With respect to the opinion expressed in paragraph C-15 below, the Company’s primary business is consistent with the disclosures set forth in the Registration Statement, and the Company does not hold itself out as being engaged primarily in any other business.

Whenever a statement herein is qualified by the phrase “to our knowledge,” or by any other phrase of similar import, or where it is noted that nothing has been brought to our attention, it means that the opinion or confirmation stated is based solely upon the conscious awareness of such information by (a) the attorney who signs this opinion letter on behalf of Perkins Coie LLP, (b) any attorney at Perkins Coie LLP who has been actively involved in negotiating or preparing the Purchase Agreement, the Registration Statement or the Disclosure Package or preparing this opinion letter, and solely with respect to our own confirmation set forth in paragraph D-1, after consultation with such other attorneys who have represented the Company on substantive matters and (c) solely as to information relevant to a particular opinion issue or confirmation regarding a particular factual matter (e.g., pending or threatened legal proceedings), any attorney at Perkins Coie LLP who is primarily responsible for providing the response concerning that particular opinion issue or confirmation. We have not undertaken, nor were we obligated or expected to undertake, an independent investigation to determine the accuracy of the facts or other information as to which our knowledge is sought, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

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C.	Opinions

Based on the foregoing and subject to the qualifications and exclusions stated below, we express the following opinions:

C-1

The Company is a corporation validly existing under Washington law. Based solely on the certificates attached as Exhibit A, the Company is qualified to transact business as a foreign corporation in Montana.

C-2

The Company has the corporate power to enter into and perform its obligations in the Purchase Agreement. The Purchase Agreement and the Note Indenture have been duly authorized by all necessary corporate action on the part of the Company, and have been duly executed and delivered by the Company.

C-3	The Company has the corporate power and corporate authority to conduct its business as described in the Final Preliminary Prospectus and the Prospectus.

C-4	The Note Indenture is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

C-5

The Company’s execution, delivery and performance of the Purchase Agreement, the Note Indenture and the Notes and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement, the Disclosure Package and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in any preliminary prospectus relating to the offering of the Notes and the Prospectus under the caption “Use Of Proceeds”) by the Company and the compliance by the Company with its obligations under the Purchase Agreement, the Note Indenture and the Notes do not:

(a) violate statutory laws that counsel exercising customary professional judgment would in our experience reasonably recognize as typically applicable to agreements similar to the Purchase Agreement and the Note Indenture;

(b) violate the Company’s articles of incorporation or bylaws; or

(c) breach or result in a default or Repayment Event (as defined in Section 1(a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any Material Agreement (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect).

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“Material Agreement” means any agreement identified by the Company as a material agreement in its Form 10-K filing with the U.S. Securities and Exchange Commission for the Company’s fiscal year ending December 31, 2018 or its Form 10-Q for the fiscal quarters ended March 31, 2019 and June 30, 2019.

C-6

No consent, approval, authorization or other action by, or filing with, any governmental authority is required in connection with the execution and delivery by the Company of the Purchase Agreement or the Note Indenture and for the transactions contemplated in the Purchase Agreement, except (a) such filings subsequent to the date hereof as may be required by the Utilities Commission or under Section 80.08.040 of the Revised Code of Washington, (b) under the Securities Act and the Securities Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states and (c) qualification of the Note Indenture under the 1939 Act, as to which we express the opinion in paragraph C-9 below.

C-7

The Notes are in the form contemplated by the Note Indenture, have been duly authorized by the Company for issuance and sale pursuant to the Purchase Agreement, have been duly executed by the Company and, when issued and authenticated in the manner provided for in the Note Indenture (assuming the due authorization, execution and delivery thereof by the Note Trustee) and delivered by the Company against payment of the consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Note Indenture.

C-8

The Pledged Bonds have been duly authorized by the Company for issuance and delivery pursuant to the Mortgage and, when issued and authenticated in the manner provided for in the Mortgage, and delivered to the Note Trustee as contemplated by the Note Indenture, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; and the Pledged Bonds, in the forms certified on the date hereof, are in substantially the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Mortgage. The Company’s obligations under each of the Notes will be secured by the Pledged Bonds delivered to the Note Trustee in trust for the benefit of the holders of such Notes. Assuming compliance by the Company and the Note Trustee with the terms of the Pledged Bonds, no person or entity other than the Note Trustee (or any successor thereof) and the holders of the Notes will have any interest in the Pledged Bonds.

C-9	The Note Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

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C-10

The Registration Statement has been declared effective by the Commission. To our knowledge, no stop order suspending effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for this purpose have been instituted or are pending or threatened by the Commission. Any required filing of any preliminary prospectus and of the Prospectus and any supplements thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b).

C-11

Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement and the Prospectus, each of the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (except for the financial statements and financial schedules and other financial information included therein, and the Trustee’s Statement of Eligibility on Form T-1 (the “Form T-1”), as to which we express no opinion) appear on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

C-12

The documents incorporated by reference in the Registration Statement, the Final Preliminary Prospectus and the Prospectus (except for the financial statements and financial schedules and other financial information included therein, as to which we express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

C-13

The descriptions of the Notes, the Pledged Bonds and the Note Indenture in the Final Preliminary Prospectus and in the Prospectus under “Description of the Senior Notes” and “Description of Securities,” or any caption purporting to cover such matters, in the Registration Statement under Item 15 and, to our knowledge, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019 under “Regulation and Rates” and “Legal Proceedings” and similar captions, and in each case insofar as the statements purport to describe the provisions of documents and laws referred to therein, are accurate in all material respects; and the statements in the Final Preliminary Prospectus and in the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, fairly summarize the matters described therein in all material respects.

C-14

All descriptions in the Registration Statement, the Disclosure Package and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan

August 30, 2019

agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits to the Registration Statement, the Disclosure Package or the Prospectus other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

C-15

The Company is not, and immediately upon receipt of payment for the Notes and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will not be, an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

C-16	To the best of our knowledge, there are no statutes or regulations that are required to be described in the Disclosure Package or the Prospectus that are not described as required.

C-17

To the best of our knowledge, (A) the Company is not in violation of its charter or bylaws, and (B) no default by the Company exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any agreement providing for the issuance of the Company’s securities or under which the Company has outstanding indebtedness for borrowed money, except for such defaults which would not reasonably be expected to have a Material Adverse Effect.

D.	Confirmations

D-1

In addition, we confirm to you that, except as disclosed in the Final Preliminary Prospectus and the Prospectus, to the best of our knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder, or under the terms of the Note Indenture, the Notes or the Pledged Bonds.

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D-2

We have participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and representatives of the independent auditors of the Company at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto were discussed. Although we assume no responsibility for the factual accuracy, completeness or fairness of any statements (other than as set forth in paragraphs C-13 and C-14 above, subject to the assumptions, exclusions and qualifications set forth in this opinion) made in (a) the Registration Statement or any amendment thereto, (b) the Disclosure Package or any amendment or supplement thereto, (c) the Prospectus or any amendment or supplement thereto, or (d) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto, nothing has come to our attention that causes us to believe that:

(a) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial information included therein and the Form T-1, as to which we make no statement) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Disclosure Package (except for the financial statements and financial schedules and other financial information included therein, as to which we make no statement) as of the Applicable Time contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or

(c) the Prospectus (except for the financial statements and financial schedules and other financial information included therein, as to which we make no statement) as of its date or as amended or supplemented, if applicable, as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

E.	Qualifications; Exclusions

E-1	The opinions expressed herein are subject to bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

E-2

Except to the extent expressly noted to the contrary in this opinion letter, we express no opinion as to the following matters, or the effect, if any, that they may have on the opinions expressed herein:

(a) federal securities laws and regulations, state “blue sky” laws and regulations, the Investment Company Act, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

(b) federal and state laws and regulations dealing with (i) antitrust and unfair competition; (ii) filing and notice requirements, other than requirements applicable to charter-related documents such as a certificate of merger, and except to the extent as may be expressly noted to the contrary in this opinion letter as to specific notices or filings; (iii) environmental matters; (iv) land use and

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subdivisions; (v) tax; (vi) patents, copyrights, trademarks and intellectual property; (vii) governmental procurement; (viii) racketeering; (ix) health and safety; (x) labor and employment; (xi) national and local emergencies; (xii) requirements and provisions of the USA Patriot Act or Foreign Corrupt Practices Act, terrorism, foreign assets control, and foreign investment review or approval; (xiii) possible judicial deference to acts of sovereign states; (xiv) criminal and civil forfeiture; (xv) statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud, wire fraud and money laundering statutes); (xvi) privacy; and (xvii) regulation of lenders or opinion recipients, or the conduct of their business, and that may relate to the Transaction Documents or the Transaction;

(c) Federal Reserve Board margin regulations;

(d) compliance with fiduciary duty requirements;

(e) the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, cities, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and judicial decisions to the extent that they deal with any such statutes, ordinances, administrative decisions, rules or regulations;

(f) fraudulent transfer and fraudulent conveyance laws;

(g) pension and employee benefit laws and regulations;

(h) the Company’s title to or the condition of title of any property;

(i) the characterization of the Transaction; and

(j) the creation, attachment, perfection, priority or enforcement of liens or encumbrances, except to the extent expressly noted to the contrary in this opinion letter.

E-3	We express no opinion as to the enforceability of:

(a) provisions related to the waiver of rights, remedies, defenses and obligations or waivers of good faith and reasonableness, including, without limitation, attempts to waive applicable statutes of limitations (including by shortening or extending) or rights to a jury trial, or attempts to change or waive rules of evidence or to fix the method or quantum of proof;

(b) provisions permitting the pursuit of inconsistent or cumulative remedies;

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(c) provisions purporting to indemnify, release, exculpate, hold harmless or exempt any party from liability for its own gross negligence, recklessness, willful misconduct, intentional harm, criminal violations, unlawful conduct, strict product liability, other wrongdoing, or for securities law liabilities;

(d) provisions establishing or waiving evidentiary standards;

(e) provisions providing for payment of attorneys’ fees incurred in a dispute or enforcement action (i) to a party other than the prevailing party, (ii) at a procedural level beyond the trial or initial dispute resolution level, or (iii) purporting to limit judicial discretion regarding determination of the amount of such fees and related costs;

(f) provisions appointing a party as attorney in fact for another party;

(g) provisions for penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, charging interest on interest, late charges, increased interest after default or maturity or prepayment premiums;

(h) choice of law, choice of forum, consent to jurisdictions (both as to personal jurisdiction and subject matter jurisdiction) and service of process provisions;

(i) arbitration provisions;

(j) provisions that provide for the appointment of a receiver, trustee, conservator or liquidator in any manner except in compliance with applicable law;

(k) a guaranty or surety agreement to the extent that, in the absence of a valid waiver or consent of the guarantor or surety, action by a creditor impairs the value of collateral securing guaranteed debt or a surety obligation to the detriment of the guarantor or surety, or the guaranteed debt or surety obligation is materially modified, or the creditor otherwise takes or fails to take any action that prejudices the guarantor or surety;

(l) covenants not to compete;

(m) confession of judgment provisions;

(n) voting and appointment agreements;

(o) provisions that are unconscionable as a matter of law; and

(p) provisions that would permit the exercise of remedies without consideration of the materiality of (i) the breach, and (ii) the consequence of the breach to the party seeking enforcement.

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E-4

With respect to our opinion in C-5(c), we express no opinion as to any violation of a Material Agreement not readily ascertainable from the face of the Material Agreement or arising from any cross-default provision insofar as it relates to a default under an agreement that is not a Material Agreement or arising under a covenant of a financial or numerical nature or requiring computation or provisions therein relating to the occurrence of an “material adverse event” or words of similar import. Further, we express no opinion as to the assignability by operation of law or otherwise of any contract or intellectual property license that (a) either (i) contains a provision granting rights that are by their express terms nonassignable or nontransferable, or (ii) contains a provision prohibiting or restricting the assignment or transfer of such agreement or rights or obligations thereunder without the prior consent of the other party to such agreement, but (b) does not specify whether a merger, transfer by operation of law, change of control or sale of substantially all assets constitutes such an assignment or transfer.

E-5

Notwithstanding any provisions in the Notes, the Note Indenture, the Pledged Bonds or the Mortgage to the effect that such agreements or instruments reflect the entire understanding of the parties with respect to the matters described therein, Washington courts may consider extrinsic evidence of the circumstances surrounding the negotiation and execution of such agreements or instruments to ascertain the intent of the parties in using the language employed in such agreements or instruments, regardless of whether or not the meaning of the language used in such agreements or instruments is plain and unambiguous on its face, and may determine that additional or supplemental terms can be incorporated into such agreements or instruments.

For purposes of expressing the opinions herein, (a) we have examined the federal laws of the United States of America and the laws of Washington, (b) we have assumed that those laws govern the construction, interpretation and enforcement of the Transaction Documents, whether or not any of the Transaction Documents includes a choice-of-law provision stipulating the application of the laws of some other jurisdiction and (c) our opinions are limited to such laws. We have not reviewed, nor are our opinions in any way predicated on an examination of, the laws of any other jurisdiction, and we expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

The opinions expressed herein (a) are limited to matters expressly stated herein, and no other opinions may be implied or inferred, including that we have performed any actions in order to provide the legal opinions and statements contained herein other than as expressly set forth, and (b) are as of the date hereof (except as otherwise noted above). We disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof (including changes in law or facts, or as to facts relating to prior events that are subsequently brought to our attention), or to consider their applicability or correctness as to persons or entities other than the addressees.

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In giving the opinion that the Company is validly existing under the laws of the State of Washington, we have relied solely on the Public Authority Documents we have reviewed for the purpose of rendering this opinion.

Our opinion in paragraph C-10 above to the effect that the Registration Statement has become effective under the Securities Act is based solely on electronic confirmation from the Commission of the filing of the Registration Statement. Our opinion as to the absence of any stop orders suspending the effectiveness of the Registration Statement (or any post-effective amendments thereto) or any written or oral notice to the Company objecting to its use is based solely on electronic confirmation from the Commission’s website, at https://www.sec.gov/litigation/stoporders.shtml, on August 30, 2019.

This opinion letter is being rendered only to you and is solely for your benefit in connection with the Transaction. This opinion letter may not be used or relied on for any other purpose or by any other person or entity without our prior written consent.

Very truly yours,

/s/ Perkins Coie LLP